As filed with the Securities and Exchange Commission on August 8, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DARWIN PROFESSIONAL UNDERWRITERS, INC.
(Exact name of registrant as specified in charter)

Delaware	03-0510450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Farm Springs Road
Farmington, CT 06032
(860) 284-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stephen J. Sills
President and Chief Executive Officer
9 Farm Springs Road
Farmington, CT 06032
(860) 284-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
James A. FitzPatrick, Jr., Esq.
Aileen C. Meehan, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered	Per Unit or Share (1)	Offering Price (1)	Registration Fee
Common Stock, $.01 par value per share (2)	9,371,096 shares	$21.10	$197,730,125.60	$6,070.31

(1)	Estimated solely for purposes of computing registration fees pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock on August 1, 2007, as reported by the New York Stock Exchange.

(2)	Represents the maximum number of shares of common stock that may be sold from time to time by the selling stockholder named herein.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2007
PROSPECTUS
Up to 9,371,096 Shares
Common Stock

     This prospectus relates to the sale of up to 9,371,096 shares of common stock of Darwin Professional Underwriters, Inc. All of the shares being offered hereby may be sold from time to time in one or more offerings by Alleghany Corporation. We will not receive any of the proceeds from the sale of these shares.
     The selling stockholder may sell these shares to or through one or more underwriters, broker-dealers or agents or directly to purchasers on a continuous or delayed basis. The names of any underwriters or agents in an offering will be included in a prospectus supplement regarding that offering. This prospectus may not be used to offer or sell any shares of common stock unless accompanied by a prospectus supplement.
     The shares are listed on the New York Stock Exchange under the symbol “DR.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2007.

     You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. We and the selling stockholder have not authorized anyone to provide you with different information. We and the selling stockholder are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that information contained in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this process the selling stockholder may, from time to time, sell up to 9,371,096 shares of our common stock in one or more offerings. This prospectus describes the general manner in which our common stock may be offered by this prospectus. Each time the selling stockholder sells common stock pursuant to the registration statement, we will provide a prospectus supplement that will contain more specific information about the offering and the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the accompanying prospectus supplement, includes all material information relating to the offering to which the prospectus supplement relates. Please read carefully both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.
     Unless the context requires otherwise, references in this prospectus and the documents incorporated by reference in this prospectus to “Darwin,” the “company,” “we,” “our” and “us” are to Darwin Professional Underwriters, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires. We sometimes refer to Darwin Professional Underwriters, Inc., excluding its subsidiaries, as “DPUI.” References to “Alleghany” are to Alleghany Corporation, which, through its wholly-owned subsidiary Alleghany Insurance Holdings LLC (“AIHL”), as of the date of this prospectus, owns approximately 54.9% of our outstanding common stock. Alleghany is a holding company primarily engaged, through its subsidiaries, in the property and casualty insurance business. References to “DNA” are to our subsidiary Darwin National Assurance Company, which we acquired in May 2004, and references to “Darwin Select” are to our subsidiary Darwin Select Insurance Company, which we acquired in May 2005. Whenever in this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein or therein we refer to business generated, written or produced by Darwin, we include business produced by DPUI and written on policies of certain insurance company subsidiaries of Alleghany (which we refer to as the “Capitol Companies”), whether before or after the acquisitions of DNA and Darwin Select, all of which policies are now fully reinsured by DNA.
OUR COMPANY
     We are a specialty insurance group focused on the professional liability insurance market and related lines. We currently focus on three broad professional liability lines of business:
•	Directors and Officers (“D&O”)

•	Errors and Omissions (“E&O”)

•	Medical Malpractice Liability
     Our principal objective is to create and sustain superior returns for our stockholders by generating consistent underwriting profits across our product lines and through all market cycles. We believe that this can best be accomplished by consistently growing our small and middle market business, while taking advantage of opportunities presented by larger accounts in the professional liability insurance market. The mailing address of our principal executive offices is 9 Farm Springs Road, Farmington, Connecticut 06032, and our telephone number is (860) 284-1300.
RISK FACTORS
     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the discussion of the material risks of investing in our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, starting on page 36, and in any report subsequently filed by us with the SEC and incorporated or deemed to be incorporated by reference in this prospectus, as well as in the accompanying prospectus supplement, in evaluating our company, our business and our prospects.
FORWARD-LOOKING STATEMENTS
     This prospectus, the accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated by reference into this prospectus and the accompanying prospectus supplement contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. All statements other than historical information or statements of current condition contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, including statements regarding our future financial performance, our business strategy and expected developments in the commercial insurance market, are forward-looking statements. The words “expect,” “intend,” “plan,” “believe,” “project,” “may,” “estimate,” “continue,” “anticipate,” “will,” and similar expressions of a future or forward-looking nature identify forward-looking statements. We have based these forward-looking statements on management’s current expectations. Such statements are subject to a number of risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any of these statements.
     Factors that could cause actual events or results to differ materially from our forward-looking statements include, but are not limited to, the following: global economic conditions, which could affect the market for specialty liability insurance generally as well as alter the intensity of competition within our markets; changes in the laws, rules and regulations that apply to our insurance companies and affect how they do business; effects of newly-emerging claim and coverage issues on our insurance businesses, including adverse judicial decisions or regulatory rulings; unexpected loss of key personnel or higher-than-anticipated turnover within our staff; effects of changes in rating agency policies and practices, which could impact our insurance companies’ claims paying and financial strength ratings; market developments affecting the availability and/or the cost of reinsurance; changes in the recoverability of reinsurance receivables; the impact on financial results of actual claims levels exceeding our loss reserves, or changes in the level of loss reserves estimated to be necessary; the impact of industry changes required as a result of insurance industry investigations by state and federal authorities; developments within the securities markets that affect the price or yield on investment securities we purchase and hold in our investment portfolio; our inability for any reason to execute announced and/or future strategic initiatives as planned; and other factors identified in our filings with the SEC.
     These statements should not be regarded as a representation by us or any other person that any anticipated event, future plan or other expectation described or discussed in this prospectus and the accompanying prospectus supplement will be achieved. We undertake no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
USE OF PROCEEDS
     All of the shares of common stock offered by this prospectus are being sold by the selling stockholder. We will not receive any of the proceeds from the sale of shares of common stock offered by the selling stockholder.

SELLING STOCKHOLDER
     Under this prospectus and any applicable supplements, Alleghany, through its wholly-owned subsidiary AIHL (the “selling stockholder”), may sell up to an aggregate of 9,371,096 shares of our common stock. The following table sets forth information as of August 1, 2007 regarding the beneficial ownership of our common stock by the selling stockholder and the aggregate number of shares of our common stock that may be offered by the selling stockholder under this prospectus. The actual amount, if any, of shares of our common stock to be sold by the selling stockholder in any offering made under this prospectus will be disclosed in a prospectus supplement.

Shares of Common Stock
	Shares of Common Stock			Beneficially Owned After Offering
	Beneficially Owned			Assuming All Shares Offered Are
	Prior to the Offering (1)		Number of Shares	Sold
Name of Beneficial Owner	Number	Percentage	Being Offered	Number	Percentage
Alleghany (2)	9,371,096	54.9%	9,371,096	0	0%

(1)	Beneficial ownership prior to the offering is based on 17,061,454 shares of common stock issued and outstanding and options exercisable within 60 days as of June 30, 2007.

(2)	The address of each of Alleghany and AIHL is 7 Times Square Tower, New York, New York 10036.
Our Relationship with the Selling Stockholder
     We and Alleghany are parties to a registration rights agreement under which we granted to Alleghany registration rights relating to shares of our common stock held by Alleghany, including the shares of common stock being offered under this prospectus. Pursuant to that registration rights agreement, we have filed with the SEC a registration statement under the Securities Act of 1933, as amended. This prospectus is part of that registration statement.
     For further details regarding the registration rights agreement and for a description of our other relationships with Alleghany, please see “Description of Our Relationship With Alleghany” in this prospectus and any additional information which may be included in a prospectus supplement accompanying this prospectus.

DESCRIPTION OF CAPITAL STOCK
General
     Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.10 per share. The rights and preferences of the preferred stock may be established from time to time by our board of directors.
Common Stock
     Each holder of common stock is entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Holders of common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. A nominee for election as a director is elected if the votes cast for such nominee exceed the votes withheld from such nominee’s election; however, if the number of director nominees exceeds the number of directors to be elected, the stockholders shall elect directors by plurality vote.
     Subject to preferences that may be applicable to any then outstanding series of preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
     Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock, including the shares of common stock that may be offered by the selling stockholder, are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.
Anti-Takeover Effects Of Provisions of Our Certificate of Incorporation and Bylaws
Special meetings of stockholders
     Under the Delaware General Corporation Law (the “DGCL”), a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our certificate of incorporation provides that, except as required by law and subject to the rights of the holders of any of our preferred stock, special meetings of our stockholders for any purpose or purposes may only be called by a majority of the board of directors or upon the written request of the holders of at least 30% of our outstanding shares of voting stock. No business other than that stated in the notice will be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by a majority of our board or by holders of at least 30% of our outstanding shares of voting stock.
Stockholder action by written consent
     The DGCL provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, the DGCL also allows us to eliminate stockholder actions by written consent. Our certificate of incorporation provides for the elimination of actions by written consent of stockholders, provided, however, that the elimination of actions by written consent will not apply so long as Alleghany continues to beneficially own a majority of our voting stock. At such time as Alleghany no longer beneficially owns a majority of our voting stock, the prohibition on action by written consent of the stockholders may lengthen the amount of time required to take stockholder actions, since actions by written consent are not subject to the minimum notice requirement of a stockholders’ meeting.
Advance notice requirements for stockholder proposals
     Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders,

including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Provisions of our Certificate of Incorporation Relating to Related-Party Transactions and Corporate Opportunities
     In order to address potential conflicts of interest between us and Alleghany, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Alleghany and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with Alleghany. In general, these provisions recognize that Alleghany and we may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other, including some officers and directors of Alleghany serving as our directors.
     Our certificate of incorporation provides that, subject to any written agreement to the contrary, Alleghany will have no duty to refrain from:
•	engaging in the same or similar business activities or lines of business as we do; or

•	doing business with any of our clients, customers or vendors.
     If Alleghany acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Alleghany, or a person who is an affiliate of Alleghany, our certificate of incorporation provides that unless the corporate opportunity was expressly offered to Alleghany in its capacity as a stockholder of Darwin, the corporate opportunity will be deemed to be renounced by us such that we waive any claim that the corporate opportunity should have been presented to us, and Alleghany will have no duty to communicate or present that corporate opportunity to us. If one of our directors or officers who is also a director or officer of Alleghany learns of a potential transaction or matter that may be a corporate opportunity for both us and Alleghany, or a person who is an affiliate of Alleghany, our certificate of incorporation provides that unless the corporate opportunity is expressly offered to such person solely in his or her capacity as our director or officer, the corporate opportunity will be deemed to be renounced by us such that we waive any claim that the corporate opportunity should have been presented to us, and such director or officer will have no duty to communicate or present that corporate opportunity to us.
     For purposes of our certificate of incorporation, “corporate opportunities” include, but are not limited to, business opportunities that we are financially able to undertake, which are, by their nature, in our line of business and are of practical advantage to us.
     By becoming a stockholder in our company, you will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation related to corporate opportunities that are described above.
Limitation of Liability and Indemnification Matters
     Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.
     Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
     In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.
     Delaware Business Combination Statute
     Section 203 of the DGCL may affect the ability of an “interested stockholder” to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares, for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. However, as permitted by the DGCL, our certificate of incorporation provides that we will not be governed by Section 203 of the DGCL.
     Our election not to be governed by Section 203 may have positive or negative consequences, depending on the circumstances. Being subject to Section 203 could make it more difficult for a person who would be an interested stockholder to effect various business combinations with us for a three-year period, and could cause persons interested in acquiring us to negotiate in advance with our board of directors. Being subject to Section 203 could also have the effect of preventing changes in our management and make it more difficult to accomplish transactions which our stockholders might otherwise deem to be in their best interests. If we had not elected to opt out of Section 203, the restrictions on business combinations set forth in Section 203 would not have been applicable to Alleghany, but they would have been applicable to a third party who purchased shares of our common stock from Alleghany. Consequently, our election not to be governed by Section 203 of the DGCL may make it easier for Alleghany, as a controlling stockholder, to sell its controlling interest in us to a third party.

DESCRIPTION OF OUR RELATIONSHIP WITH ALLEGHANY
General
     We were formed by Stephen Sills, our President and Chief Executive Officer, and Alleghany in March 2003 as an underwriting manager for certain insurance companies that are wholly-owned subsidiaries of Alleghany (Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation and Platte River Insurance Company, which we refer to, collectively, as the “Capitol Companies”). Alleghany acquired ownership of the Capitol Companies in January 2002. As of the date of this prospectus (                                , 2007), three members of our board of directors are officers and employees of Alleghany.
Underwriting
     A portion of the insurance business we produce is written on policies issued by the Capitol Companies. We entered into a management services agreement covering that portion of the business we produce but that is written on policies issued by the Capitol Companies. Under the management services agreement, we provide underwriting, management, administration, claims settlement and reinsurance settlement services for the Capitol Companies on this business in exchange for management fees paid by the Capitol Companies to us. We record these fees as service fee income and ultimately as acquisition expense by our principal insurance subsidiary, DNA, which assumes through reinsurance the business from the Capitol Companies. Both our service fee income and the DNA acquisition expense are eliminated in consolidation of the financial statements. The total amount of these fees was $9.1 million for the six months ended June 30, 2007 and $34.2 million, $37.9 million and $20.2 million for the years ended December 31, 2006, 2005, and 2004, respectively.
     In addition, beginning in 2004, our consolidated statement of operations reflects fees paid to the Capitol Companies for the use of their policies for the underwriting of certain insurance business. For the six months ended June 30, 2007, these fees were $724,000 and for the years ended December 31, 2006, 2005, and 2004, these fees were $329,000 $409,000 and $236,000, respectively. Effective January 1, 2006, such fees were calculated as 0.5% of premiums written in 2006 by us on policies issued by the Capitol Companies; and effective January 1, 2007, the rates charged increased to 3.0% of premiums written by us on policies issued by the Capitol Companies. We reimbursed the Capitol Companies separately for premium taxes and guaranty assessment fees in the amount of $291,000 for the six months ended June 30, 2007 and in the amounts of $690,000, $745,000 and $485,000 for the years ended December 31, 2006, 2005 and 2004, respectively. As of June 30, 2007 and December 31, 2006 and 2005, we owed the Capitol Companies $180,000, $85,000 and $338,000, respectively, for such fees and expenses.
Other Payments to Alleghany
     Certain of our expenses, primarily our premiums for directors and officers liability insurance and our audit fees, are paid directly by Alleghany and then reimbursed by us to Alleghany. In connection with these charges, we reimbursed Alleghany in the amount of $81,000 for the six months ended June 30, 2007 and in the amounts of $421,000, $132,000 and $29,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
     Until our initial public offering in May 2006, our federal tax liability was determined and settled through a consolidated federal tax return with Alleghany. We made payments for federal tax liabilities of $2.7 million, $3.8 million and $2.9 million to Alleghany during the years ended December 31, 2006, 2005 and 2004, respectively.
Registration Rights
     In connection with our initial public offering, we entered into a registration rights agreement with Alleghany. Alleghany may assign its rights under the registration rights agreement to any person that acquires shares of our common stock subject to the agreement and agrees to be bound by the terms of the agreement. Under the terms of the agreement, Alleghany and its permitted transferees may require us, subject to certain restrictions, to register under the Securities Act of 1933 (the “Securities Act”) all or any portion of these shares, a so-called “demand request.” The registration statement of which this prospectus is a part was filed as a result of the exercise by Alleghany of a demand request.
     The registration rights under the agreement are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions. However, we will not be required to pay for any expenses of any demand registration if the request is subsequently withdrawn by the holder who requested such registration unless either the withdrawal is based on material adverse information about the company not available at the time of the registration request or the right to demand one registration is forfeited by all holders of the right. The registration rights agreement also includes an agreement by us to indemnify Alleghany and its permitted transferees for losses attributable to untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by Alleghany or any permitted transferee.
     The rights of Alleghany and its permitted transferees under the registration rights agreement will remain in effect with respect to the shares covered by the agreement until those shares:
•	have been sold pursuant to an effective registration statement under the Securities Act;

•	have been sold to the public pursuant to Rule 144 under the Securities Act;

•	have been transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act; or

•	are no longer outstanding.
Master Agreement
     In connection with our initial public offering, we entered into a master agreement with Alleghany, which governs certain aspects of our relationship with Alleghany. This agreement provides for our continuing to provide to Alleghany on a timely basis financial information and other information required to be included by Alleghany in its earnings releases and in its periodic reports to the Securities and Exchange Commission. The master agreement also provides that, until Alleghany beneficially owns less than 10% of our voting stock, we will not adopt or implement any stockholder rights plan or similar takeover defense measure without Alleghany’s prior written consent. The master agreement also provides that, for so long as Alleghany beneficially owns a majority of our voting stock, we will not issue any shares of our voting stock or any securities convertible into or exercisable or exchangeable for shares of our voting stock (including, without limitation, options and warrants) or any other rights to acquire shares of our voting stock or any such securities, or take any other action, the effect of which would be to reduce Alleghany’s beneficial ownership of our voting stock to less than a majority interest.

PLAN OF DISTRIBUTION
     The selling stockholder, including its pledgees, donees, transferees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
     We will bear all costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus. The selling stockholder will bear all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to the sale of the shares covered hereby. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.
     The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholder may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:
•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	short sales or transactions to cover short sales relating to the shares;

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling stockholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.
     The selling stockholder may enter into sale, forward sale and derivative transactions with third parties, or may sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell shares covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the accompanying prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
     In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholder. The selling stockholder also may sell shares short and redeliver shares to close out such short positions. The selling stockholder also may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.
     At any time a particular offer of the shares of common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed. The accompanying prospectus supplement will set forth the specific terms of the offering of securities, including:
•	the number of shares of common stock offered;

•	the price of such shares of common stock;

•	the proceeds to the selling stockholder from the sale of such shares;

•	the specific plan of distribution for such shares of common stock;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.
     The selling stockholder may, or may authorize underwriters, broker-dealers and agents to, solicit offers from specified institutions to purchase shares of common stock from the selling stockholder at the public offering price listed in the accompanying prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the accompanying prospectus supplement.
     Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.
     In connection with sales of our common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.
     We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.
     The selling stockholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder. These restrictions may affect the marketability of such shares.

     In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any shares of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
     In connection with an offering of common stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.
EXPERTS
     The consolidated financial statements and schedules of Darwin Professional Underwriters, Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our SEC filings are also available from our website at http://darwinpro.com. Information contained on our website is not intended to be a prospectus and is not incorporated into this prospectus.
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 28, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 8, 2007;

•	our Current Report on Form 8-K dated May 8, 2007, filed on May 9, 2007;

•	our Current Report on Form 8-K dated April 18, 2007, filed on April 18, 2007;

•	our Current Report on Form 8-K dated March 23, 2007, filed on March 26, 2007;

•	our Current Report on Form 8-K dated January 18, 2007, filed on January 19, 2007;

•	our Current Report on Form 8-K dated January 8, 2007, filed on January 9, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on May 16, 2006, as amended on April 17, 2007.
     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:
•	subsequent to the date of this prospectus and prior to the completion of this offering of our common stock; and

•	after the date of the initial registration statement and prior to the effectiveness of the registration statement will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or the accompanying prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained in this prospectus or the accompanying prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.
     Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the accompanying prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and the accompanying prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 9 Farm Springs Road, Farmington, Connecticut 06032, telephone number (860) 284-1300.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
            The following table sets forth the expenses to be incurred by us in connection with the issuance and distribution of the securities registered under this Registration Statement. All such expenses are estimates except for the SEC registration fee.

SEC registration fee	$6,070
Printing and engraving expenses	10,000
Legal fees and expenses	100,000
Accounting fees and expenses	30,000
Miscellaneous expenses	300
Total	$146,370
Item 15. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no cause to believe his conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.
     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.
     The Registrant’s Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Certificate of Incorporation permits the board of directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such.
     Alleghany maintains liability insurance for its directors and officers and for the directors and officers of its majority-owned subsidiaries, including us. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws. At such time as the Registrant is no longer a subsidiary of Alleghany, the Registrant will purchase its own liability insurance for its directors and officers.
Item 16. Exhibits and Financial Statement Schedules.
          (a) Exhibits
          The following exhibits are filed herewith or incorporated by reference.

Exhibit
Number	Exhibit Description
1.1	The form or forms of equity underwriting agreement(s) will be filed as an exhibit(s) to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to Darwin Professional Underwriters Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

3.2	Amended and Restated By-laws, filed as Exhibit 3.2 to Amendment No. 4 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on May 16, 2006 (“Amendment No. 4 to the Form S-1”), is incorporated herein by reference.

4.1	Specimen Stock Certificate, filed as Exhibit 4.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

4.2	Registration Rights Agreement by and between Darwin Professional Underwriters, Inc. and Alleghany Insurance Holdings LLC, filed as Exhibit 4.1 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference.

4.3	Master Agreement by and between Darwin Professional Underwriters, Inc. and Alleghany Corporation, filed as Exhibit 4.2 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference.

5.1*	Opinion of Dewey Ballantine LLP.

10.1	Amended and Restated Employment Agreement dated November 11, 2005 between Darwin Professional Underwriters, Inc. and Stephen J. Sills, filed as Exhibit 10.1 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on March 10, 2006 (the “Form S-1”) is incorporated herein by reference. †

10.2	Amended and Restated Employment Agreement dated November 11, 2005 between Darwin Professional Underwriters, Inc. and Mark I. Rosen, filed as Exhibit 10.2 to the Form S-1, is incorporated herein by reference. †

10.3.1	Investment Management Agreement dated July 1, 2004 by and between General Re-New England Asset Management and Alleghany Corporation, filed as Exhibit 10.3.1 to Amendment No. 1 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on April 17, 2006 (“Amendment No. 1 to the Form S-1”), is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.3.2	Amendment No. 1 dated June 1, 2005 to Investment Management Agreement dated July 1, 2004 by and between General Re-New England Asset Management and Alleghany Corporation, filed as Exhibit 10.3.2 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.4	Contribution and Exchange Agreement dated November 11, 2005 by and among Alleghany Insurance Holdings LLC, Darwin Group, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.4 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.5	Amended and Restated Restricted Stock Plan of Darwin Professional Underwriters, Inc. effective as of November 11, 2005, filed as Exhibit 10.5 to the Form S-1, is incorporated herein by reference. †

10.6	Amended and Restated Long-Term Incentive Plan of Darwin Professional Underwriters, Inc. effective as of November 11, 2005, filed as Exhibit 10.6 to the Form S-1, is incorporated herein by reference. †

10.7	Amended Tax Sharing Agreement dated January 1, 2005 by and between Alleghany Insurance Holdings LLC and Darwin Professional Underwriters, Inc, filed as Exhibit 10.7 to the Form S-1, is incorporated herein by reference.

10.8	2006 Darwin Professional Underwriters, Inc. Stock Incentive Plan, filed as Exhibit 10.1 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference. †

10.9	Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-Employee Directors, as amended by the Board of Directors, effective as of January 25, 2007, filed as Exhibit 10.9 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference. †

10.10.1	Program Administrator Agreement effective as of October 1, 2004 between American Professional Agency, Inc., Darwin Professional Underwriters, Inc., Darwin National Assurance Company, Platte River Insurance Company and Capitol Specialty Insurance Corporation, filed as Exhibit 10.10 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.10.2	Amendment to Program Administrator Agreement effective as of October 1, 2004 between American Professional Agency, Inc., Darwin Professional Underwriters, Inc., Darwin National Assurance Company, Platte River Insurance Company and Capitol Specialty Insurance Corporation, filed as Exhibit 10.10.1 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.11	Program Administrator Agreement effective as of September 15, 2005 between Professional Underwriters and Darwin Professional Underwriters, Inc, filed as Exhibit 10.11 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.12	Underwriting Management Agreement effective as of December 12, 2003 by and between Platte River Insurance Corporation and the Darwin Professional Underwriters, Inc, filed as Exhibit 10.12 to the Form S-1, is incorporated herein by reference.

10.13	Underwriting Management Agreement effective as of June 1, 2003 by and between Capitol Indemnity Corporation and Darwin Professional Underwriters, Inc, filed as Exhibit 10.13 to the Form S-1, is incorporated herein by reference.

10.14	Underwriting Management Agreement effective as of June 1, 2003 by and between Capitol Specialty Insurance Corporation and Darwin Professional Underwriters, Inc, filed as Exhibit 10.14 to the Form S-1, is incorporated herein by reference.

10.15	Underwriting Management Agreement effective as of July 15, 2004 by and between Darwin National Assurance Company and Darwin Professional Underwriters, Inc, filed as Exhibit 10.15 to the Form S-1, is incorporated herein by reference.

10.16	Underwriting Management Agreement effective as of May 5, 2005 by and between Darwin Select Insurance Company and Darwin Professional Underwriters, Inc, filed as Exhibit 10.16 to the Form S-1, is incorporated herein by reference.

10.17.1	Reinsurance Agreement effective as of July 1, 2004 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.17 to the Form S-1, is incorporated herein by reference.

10.17.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.17.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.18.1	Reinsurance Agreement effective as of July 1, 2004 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.18 to the Form S-1, is incorporated herein by reference.

10.18.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.18.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.19.1	Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.1 to the Form S-1, is incorporated herein by reference.

10.19.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.2 to the Form S-1, is incorporated herein by reference.

10.19.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.20.1	Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.1 to the Form S-1, is incorporated herein by reference.

10.20.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.2 to the Form S-1, is incorporated herein by reference.

10.20.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.21.1	Commutation and Release Agreement effective as of July 1, 2005 by and between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.21.1 to the Form S-1, is incorporated herein by reference.

10.21.2	Amendment effective as of October 1, 2005 to Commutation and Release Agreement effective as of July 1, 2005 by and between Capitol Indemnity Corporation and Darwin National Assurance Company. Reinsurance Agreement effective as of July 1, 2004 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.21.2 to the Form S-1, is incorporated herein by reference.

10.22.1	Reinsurance Agreement effective as of July 1, 2004 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.22 to the Form S-1, is incorporated herein by reference.

10.22.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.22.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.23.1	Reinsurance Agreement effective as of July 1, 2005 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.1 to the Form S-1, is incorporated herein by reference.

10.23.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.2 to the Form S-1, is incorporated herein by reference.

10.23.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.24	Excess of Loss Reinsurance Contract effective as of July 1, 2003 by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.24 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.25	Excess Cession Reinsurance Contract effective as of October 1, 2003 (originally effective as of January 1, 2004) by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.25 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.26	Excess of Loss Reinsurance Contract effective as of October 1, 2003 (originally effective as of January 1, 2004) by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.26 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.27	Psychiatrists Professional and Office Liability Quota Share effective as of October 1, 2004 by and among Darwin National Assurance Company, Capitol Specialty Insurance Corporation and any other associated, affiliated or subsidiary companies of Alleghany Insurance Holdings, Ltd. and the Reinsurers signatory thereto, filed as Exhibit 10.27 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.28	Excess Cession Reinsurance Contract effective as of January 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.28 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.29	Excess Cession Reinsurance Contract effective as of September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.29 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.30	Excess of Loss Reinsurance Contract effective as of January 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.30 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.31	Excess of Loss Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.31 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.32	First Excess Cession Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.32 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.33	Quota Share Reinsurance Contract effective as of September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.33 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.34	Second Excess Cession Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.34 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.35	Office Lease dated February 1, 2005 by and between Lancdon Limited Partnership and Darwin Professional Underwriters, Inc, filed as Exhibit 10.35 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.36	Software License Agreement dated November 21, 2003 by and between OneShield, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.36 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.37	Software and Services Agreement effective as of November 9, 2004 between Valley Oak Systems, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.37 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.38	Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.38 to Amendment No. 2 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on May 3, 2006 (“Amendment No. 2 to the Form S-1”), is incorporated herein by reference.

10.39	Excess of Loss Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.39 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.40	Excess Cession Reinsurance Contract effective September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.40 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.41	Excess of Loss Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.41 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.42	First Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.42 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.43	Second Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.43 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.44	Quota Share Reinsurance Contract effective September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto and Addendums No. 1 and 2 thereto, filed as Exhibit 10.44 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.45	Professional Liability Excess of Loss Reinsurance Contract effective October 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Professional Government Underwriters and/or Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.45 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.46	Excess of Loss Reinsurance Contract effective November 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.46 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.47	2006 Employees’ Restricted Stock Plan, filed as Exhibit 10.3 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference. †

10.48.1	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, CAPITOL INDEMNITY CORPORATION, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.1 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.48.2	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, CAPITOL SPECIALITY INSURANCE COMPANY, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.2 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.48.3	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, PLATTE RIVER INSURANCE COMPANY, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.3 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.49	Credit Agreement, dated as of March 23, 2007, among Darwin Professional Underwriters, Inc., the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 26, 2007, incorporated herein by reference.

10.50	Subsidiary Guaranty, dated as of March 23, 2007, made Darwin Group, Inc. in favor of JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent under the Credit Agreement referred to as Exhibit 10.49 above, filed as Exhibit 10.2 to the Current Report on Form 8-K, filed on March 26, 2007, is incorporated herein by reference.

10.51	Pledge Agreement, dated as of March 23, 2007, by and among each of Darwin Professional Underwriters, Inc. and its wholly owned subsidiary, Darwin Group, Inc. as Pledgors, and JPMorgan Chase Bank, National Association, as Collateral Agent for the benefit of Secured Creditors, filed as Exhibit 10.3 to the Current Report on Form 8-K, filed on March 26, 2007, is incorporated herein by reference.

14	Code of Business Conduct and Ethics, filed as Exhibit 14 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

21	List of subsidiaries of Darwin Professional Underwriters, Inc., filed as Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

23.1*	Consent of Dewey Ballantine LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Powers of Attorney (included on the signature page).

†	Indicates a management contract or compensatory plan.

*	Filed herewith.
(b)	Financial Statement Schedules

The financial statement schedules contained in our Annual Report on Form 10-K for the year ended December 31, 2006 are hereby incorporated by reference.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange

Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of Connecticut on August 8, 2007.

DARWIN PROFESSIONAL UNDERWRITERS, INC.
By:	/s/ Stephen J. Sills
Stephen J. Sills
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Stephen J. Sills and John L. Sennott, Jr., and each of them, his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephen J. Sills
Stephen J. Sills	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2007
/s/ John L. Sennott, Jr.
John L. Sennott, Jr.	Senior Vice President and Director (Principal Financial and Accounting Officer)	August 8, 2007
/s/ R. Bruce Albro
R. Bruce Albro	Director	August 8, 2007

/s/ Phillip N. Ben-Zvi
Phillip N. Ben-Zvi	Director	August 8, 2007

/s/ Christopher K. Dalrymple
Christopher K. Dalrymple	Director	August 8, 2007

Name	Title	Date

/s/ Weston M. Hicks
Weston M. Hicks	Director	August 8, 2007

/s/ William C. Popik
William C. Popik	Director	August 8, 2007

/s/ George M. Reider, Jr.
George M. Reider, Jr.	Director	August 8, 2007

James P. Slattery	Director	August 8, 2007

/s/ Irving B. Yoskowitz
Irving B. Yoskowitz	Director	August 8, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
1.1	The form or forms of equity underwriting agreement(s) will be filed as an exhibit(s) to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to Darwin Professional Underwriters Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

3.2	Amended and Restated By-laws, filed as Exhibit 3.2 to Amendment No. 4 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on May 16, 2006 (“Amendment No. 4 to the Form S-1”), is incorporated herein by reference.

4.1	Specimen Stock Certificate, filed as Exhibit 4.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

4.2	Registration Rights Agreement by and between Darwin Professional Underwriters, Inc. and Alleghany Insurance Holdings LLC, filed as Exhibit 4.1 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference.

4.3	Master Agreement by and between Darwin Professional Underwriters, Inc. and Alleghany Corporation, filed as Exhibit 4.2 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference.

5.1*	Opinion of Dewey Ballantine LLP.

10.1	Amended and Restated Employment Agreement dated November 11, 2005 between Darwin Professional Underwriters, Inc. and Stephen J. Sills, filed as Exhibit 10.1 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on March 10, 2006 (the “Form S-1”) is incorporated herein by reference. †

10.2	Amended and Restated Employment Agreement dated November 11, 2005 between Darwin Professional Underwriters, Inc. and Mark I. Rosen, filed as Exhibit 10.2 to the Form S-1, is incorporated herein by reference. †

10.3.1	Investment Management Agreement dated July 1, 2004 by and between General Re-New England Asset Management and Alleghany Corporation, filed as Exhibit 10.3.1 to Amendment No. 1 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on April 17, 2006 (“Amendment No. 1 to the Form S-1”), is incorporated herein by reference.

10.3.2	Amendment No. 1 dated June 1, 2005 to Investment Management Agreement dated July 1, 2004 by and between General Re-New England Asset Management and Alleghany Corporation, filed as Exhibit 10.3.2 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.4	Contribution and Exchange Agreement dated November 11, 2005 by and among Alleghany Insurance Holdings LLC, Darwin Group, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.4 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.5	Amended and Restated Restricted Stock Plan of Darwin Professional Underwriters, Inc. effective as of November 11, 2005, filed as Exhibit 10.5 to the Form S-1, is incorporated herein by reference. †

10.6	Amended and Restated Long-Term Incentive Plan of Darwin Professional Underwriters, Inc. effective as of November 11, 2005, filed as Exhibit 10.6 to the Form S-1, is incorporated herein by reference. †

10.7	Amended Tax Sharing Agreement dated January 1, 2005 by and between Alleghany Insurance Holdings LLC and Darwin Professional Underwriters, Inc, filed as Exhibit 10.7 to the Form S-1, is incorporated herein by reference.

10.8	2006 Darwin Professional Underwriters, Inc. Stock Incentive Plan, filed as Exhibit 10.1 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference. †

Exhibit
Number	Exhibit Description
10.9	Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-Employee Directors, as amended by the Board of Directors, effective as of January 25, 2007, filed as Exhibit 10.9 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference. †

10.10.1	Program Administrator Agreement effective as of October 1, 2004 between American Professional Agency, Inc., Darwin Professional Underwriters, Inc., Darwin National Assurance Company, Platte River Insurance Company and Capitol Specialty Insurance Corporation, filed as Exhibit 10.10 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.10.2	Amendment to Program Administrator Agreement effective as of October 1, 2004 between American Professional Agency, Inc., Darwin Professional Underwriters, Inc., Darwin National Assurance Company, Platte River Insurance Company and Capitol Specialty Insurance Corporation, filed as Exhibit 10.10.1 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.11	Program Administrator Agreement effective as of September 15, 2005 between Professional Underwriters and Darwin Professional Underwriters, Inc, filed as Exhibit 10.11 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.12	Underwriting Management Agreement effective as of December 12, 2003 by and between Platte River Insurance Corporation and the Darwin Professional Underwriters, Inc, filed as Exhibit 10.12 to the Form S-1, is incorporated herein by reference.

10.13	Underwriting Management Agreement effective as of June 1, 2003 by and between Capitol Indemnity Corporation and Darwin Professional Underwriters, Inc, filed as Exhibit 10.13 to the Form S-1, is incorporated herein by reference.

10.14	Underwriting Management Agreement effective as of June 1, 2003 by and between Capitol Specialty Insurance Corporation and Darwin Professional Underwriters, Inc, filed as Exhibit 10.14 to the Form S-1, is incorporated herein by reference.

10.15	Underwriting Management Agreement effective as of July 15, 2004 by and between Darwin National Assurance Company and Darwin Professional Underwriters, Inc, filed as Exhibit 10.15 to the Form S-1, is incorporated herein by reference.

10.16	Underwriting Management Agreement effective as of May 5, 2005 by and between Darwin Select Insurance Company and Darwin Professional Underwriters, Inc, filed as Exhibit 10.16 to the Form S-1, is incorporated herein by reference.

10.17.1	Reinsurance Agreement effective as of July 1, 2004 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.17 to the Form S-1, is incorporated herein by reference.

10.17.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.17.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.18.1	Reinsurance Agreement effective as of July 1, 2004 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.18 to the Form S-1, is incorporated herein by reference.

10.18.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.18.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.19.1	Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.1 to the Form S-1, is incorporated herein by reference.

10.19.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.2 to the Form S-1, is incorporated herein by reference.

10.19.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.19.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.20.1	Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.1 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.20.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.2 to the Form S-1, is incorporated herein by reference.

10.20.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Capitol Specialty Insurance Corporation and Darwin National Assurance Company, filed as Exhibit 10.20.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.21.1	Commutation and Release Agreement effective as of July 1, 2005 by and between Capitol Indemnity Corporation and Darwin National Assurance Company, filed as Exhibit 10.21.1 to the Form S-1, is incorporated herein by reference.

10.21.2	Amendment effective as of October 1, 2005 to Commutation and Release Agreement effective as of July 1, 2005 by and between Capitol Indemnity Corporation and Darwin National Assurance Company. Reinsurance Agreement effective as of July 1, 2004 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.21.2 to the Form S-1, is incorporated herein by reference.

10.22.1	Reinsurance Agreement effective as of July 1, 2004 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.22 to the Form S-1, is incorporated herein by reference.

10.22.2	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2004 between Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.22.1 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.23.1	Reinsurance Agreement effective as of July 1, 2005 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.1 to the Form S-1, is incorporated herein by reference.

10.23.2	Amendment effective as of October 1, 2005 to Reinsurance Agreement effective as of July 1, 2005 by and among Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.2 to the Form S-1, is incorporated herein by reference.

10.23.3	Amendment effective as of January 1, 2006 to Reinsurance Agreement effective July 1, 2005 between Platte River Insurance Company and Darwin National Assurance Company, filed as Exhibit 10.23.3 to Amendment No. 4 to the Form S-1, is incorporated herein by reference.

10.24	Excess of Loss Reinsurance Contract effective as of July 1, 2003 by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.24 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.25	Excess Cession Reinsurance Contract effective as of October 1, 2003 (originally effective as of January 1, 2004) by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.25 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.26	Excess of Loss Reinsurance Contract effective as of October 1, 2003 (originally effective as of January 1, 2004) by and among Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.26 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.27	Psychiatrists Professional and Office Liability Quota Share effective as of October 1, 2004 by and among Darwin National Assurance Company, Capitol Specialty Insurance Corporation and any other associated, affiliated or subsidiary companies of Alleghany Insurance Holdings, Ltd. and the Reinsurers signatory thereto, filed as Exhibit 10.27 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.28	Excess Cession Reinsurance Contract effective as of January 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.28 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.29	Excess Cession Reinsurance Contract effective as of September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.29 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.30	Excess of Loss Reinsurance Contract effective as of January 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.30 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.31	Excess of Loss Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.31 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.32	First Excess Cession Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.32 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.33	Quota Share Reinsurance Contract effective as of September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.33 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.34	Second Excess Cession Reinsurance Contract effective as of April 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC and the Reinsurers signatory thereto, filed as Exhibit 10.34 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.35	Office Lease dated February 1, 2005 by and between Lancdon Limited Partnership and Darwin Professional Underwriters, Inc, filed as Exhibit 10.35 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.36	Software License Agreement dated November 21, 2003 by and between OneShield, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.36 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.37	Software and Services Agreement effective as of November 9, 2004 between Valley Oak Systems, Inc. and Darwin Professional Underwriters, Inc, filed as Exhibit 10.37 to Amendment No. 1 to the Form S-1, is incorporated herein by reference.

10.38	Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.38 to Amendment No. 2 to Darwin Professional Underwriters, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-132355) filed on May 3, 2006 (“Amendment No. 2 to the Form S-1”), is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.39	Excess of Loss Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.39 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.40	Excess Cession Reinsurance Contract effective September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.40 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.41	Excess of Loss Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.41 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.42	First Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.42 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.43	Second Excess Cession Reinsurance Contract effective April 1, 2006 by and among Darwin National Assurance Company, Darwin Select Insurance Company and/or any other associated, affiliated or subsidiary companies of Darwin Professional Underwriters, Inc., including business assumed by the Reassured from Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.43 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.44	Quota Share Reinsurance Contract effective September 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto and Addendums No. 1 and 2 thereto, filed as Exhibit 10.44 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.45	Professional Liability Excess of Loss Reinsurance Contract effective October 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Professional Government Underwriters and/or Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.45 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

10.46	Excess of Loss Reinsurance Contract effective November 1, 2005 by and among Darwin National Assurance Company, Darwin Select Insurance Company, Capitol Indemnity Corporation, Platte River Insurance Company and/or any other associated, affiliated or subsidiary companies of Alleghany Insurance Holding LLC, but only in respect of business underwritten by Darwin Professional Underwriters, Inc. and the Reinsurers signatory thereto, filed as Exhibit 10.46 to Amendment No. 2 to the Form S-1, is incorporated herein by reference.

Exhibit
Number	Exhibit Description
10.47	2006 Employees’ Restricted Stock Plan, filed as Exhibit 10.3 to Darwin Professional Underwriters Inc.’s Current Report on Form 8-K filed on May 23, 2006, is incorporated herein by reference. †

10.48.1	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, CAPITOL INDEMNITY CORPORATION, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.1 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.48.2	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, CAPITOL SPECIALITY INSURANCE COMPANY, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.2 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.48.3	Trust Agreement, effective as of September 1, 2006 among DARWIN NATIONAL ASSURANCE COMPANY, as Grantor, PLATTE RIVER INSURANCE COMPANY, as Beneficiary and THE BANK OF NEW YORK, as Trustee, filed as Exhibit 10.48.3 to Darwin Professional Underwriter, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2006, is incorporated herein by reference.

10.49	Credit Agreement, dated as of March 23, 2007, among Darwin Professional Underwriters, Inc., the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 26, 2007, incorporated herein by reference.

10.50	Subsidiary Guaranty, dated as of March 23, 2007, made Darwin Group, Inc. in favor of JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent under the Credit Agreement referred to as Exhibit 10.49 above, filed as Exhibit 10.2 to the Current Report on Form 8-K, filed on March 26, 2007, is incorporated herein by reference.

10.51	Pledge Agreement, dated as of March 23, 2007, by and among each of Darwin Professional Underwriters, Inc. and its wholly owned subsidiary, Darwin Group, Inc. as Pledgors, and JPMorgan Chase Bank, National Association, as Collateral Agent for the benefit of Secured Creditors, filed as Exhibit 10.3 to the Current Report on Form 8-K, filed on March 26, 2007, is incorporated herein by reference.

14	Code of Business Conduct and Ethics, filed as Exhibit 14 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

21	List of subsidiaries of Darwin Professional Underwriters, Inc., filed as Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

23.1*	Consent of Dewey Ballantine LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Powers of Attorney (included on the signature page).

†	Indicates a management contract or compensatory plan.

*	Filed herewith.